UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2018

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of MetLife, Inc. (the “Company”) approved modified forms of Performance Share Agreement and Performance Unit Agreement (collectively, the “Modified Forms of Award Agreement”) for awards made on and after January 1, 2019.

Performance Shares, if they vest at the end of a three-year performance period, are multiplied by a performance factor from zero to 175% and payable in shares of Company common stock (“Shares”). Performance Units are substantially similar to Performance Shares, but are paid in cash using the price of Shares.

The Modified Forms of Award Agreement no longer allow the Committee to exercise discretion in determining the performance factor. Rather, the Committee must determine the performance factor by (a) the Company’s annual adjusted return on equity performance over the three-year period compared to the Company’s three-year business plan goal; (b) the Company’s total shareholder return over the same three-year period compared to a peer group of companies (the “Peer Group”); and (c) a cap of 100% if the Company’s total shareholder return for the three-year period is zero or less.

The Modified Forms of Award Agreement require the Committee to exclude the impact of a “Significant Event” from the Company’s adjusted return on equity or the business plan goal, to the extent the Committee determines in its informed judgment that the event changed the adjusted return on equity performance factor component. “Significant Events” include accounting changes, business combinations, restructuring, nonrecurring tax events, common share issuance or repurchases, catastrophes, litigation and regulatory settlements, asbestos and environment events, certain specified classes of non-coupon investments, and other significant nonrecurring, infrequent, or unusual items.

The Modified Forms of Award Agreement also prescribe the Peer Group. The Peer Group now excludes Aegon NV, AIA Group, Assicurazioni Generali SPA, Aviva PLC, and Ping An Insurance Group, and now includes Chubb Limited, Sun Life Financial Inc., and Torchmark Corporation in addition to other Company peers. If the Committee determines in its informed judgment that an event has or will have a substantial effect on the business or total shareholder return of any Peer Group company, it will remove that company from the list. Such events including bankruptcies, insolvencies, delisting, and divestitures, mergers, acquisitions, or similar transactions that significantly change the major markets or operational scope of business.

The foregoing description of the Modified Award Agreements is a summary, is not complete, and is qualified in its entirety by reference to the Modified Award Agreements which are attached hereto as exhibits and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Performance Share Agreement (effective January 1, 2019)

10.2	Form of Performance Unit Agreement (effective January 1, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Jeannette N. Pina
Name:	Jeannette N. Pina
Title:	Vice President and Secretary

Date: December 13, 2018

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